                                                                     EXHIBIT 1.1

                              2,100,000 SHARES/1/

                    BIRNER DENTAL MANAGEMENT SERVICES, INC.

                                 COMMON STOCK

                             ____________________

                            UNDERWRITING AGREEMENT

                             ____________________



JOSEPH CHARLES & ASSOCIATES, INC.
 As Representative of the Several
 Underwriters Named in Schedule I
 hereto
9701 Wilshire Boulevard, Ninth Floor
Beverly Hills, California  90212                             February __, 1998

Dear Sirs:

  Birner Dental Management Services, Inc., a Colorado corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,833,816 shares of common stock, without par value, of the Company (the "Common Stock"), and the selling shareholders named in Schedule II hereto (the "Selling Shareholders"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 266,184 shares of Common Stock. At the election of the Underwriters, the Company and certain Selling Shareholders propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 125,000 additional shares and 190,000 additional shares, respectively, as set forth in
Schedule II. The aggregate of 2,100,000 shares to be sold by the Company and the Selling Shareholders are herein called the "Firm Securities," and the aggregate of 315,000 additional shares to be sold by the Company and certain Selling Shareholders are herein called the "Optional Securities." The Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Securities."

--------------------------
/1/Plus an option to purchase up to 125,000 additional shares from the Company and up to 190,000 additional shares from certain shareholders to cover over-allotments.

1.  REPRESENTATIONS AND WARRANTIES.

    (a) The Company represents and warrants to, and agrees with, the Underwriters that:

        (i) A registration statement in respect of the Securities on Form S-1 (File No. 333-36391) under the Securities Act of 1933, as amended (the "Act"), and as a part thereof a preliminary prospectus, in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters; such registration statement, as amended, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission other than in accordance with Section 5(a) of this Agreement; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Act being hereinafter called a "Preliminary Prospectus", the various parts of such registration statement, including all exhibits thereto, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, together with any related registration statement filed with the Commission for registration of a portion of the Securities, which registration statement became effective pursuant to Rule 462(b) under the Act, each as amended at the time such part became effective, being herein called collectively the "Registration Statement," and the final prospectus, in the form first filed pursuant to Rule 424(b), being hereinafter called the "Prospectus," provided, that if the Company elects to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434);

        (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein or by the Selling Shareholders expressly for use in the preparation of the answers therein to Item 7 of Form S-1;

        (iii) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein or by any of the Selling Shareholders expressly for use in the preparation of the answers therein to Item 7 of Form S-1;

        (iv) Subsequent to the date of the latest audited financial statements included in the Prospectus, and except as described in or contemplated by the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus): (a) neither the Company nor any of its subsidiaries, a complete and correct list of which is attached as Schedule III (the "Subsidiaries"), nor the professional corporations which are separate legal entities that contract with the Company or the Subsidiaries to receive management services, a complete list of which is attached as
     Schedule IV (collectively, the "P.C.s"), has incurred any liabilities or obligations (indirect, direct or contingent) or entered into any oral or written agreements or other transactions not in the ordinary course of business that, individually or in the aggregate, could reasonably be expected to be material to the Company and the Subsidiaries or P.C.s considered as a whole or that could reasonably be expected to result in a material reduction in the earnings of the Company and the Subsidiaries and P.C.s considered as a whole; (b) neither the Company nor any of the Subsidiaries or P.C.s has sustained any loss or interference with its business or properties from strike, fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, singly or in the aggregate, could reasonably be expected to be material to the Company and the Subsidiaries and P.C.s considered as a whole; (c) there has been no material change in the indebtedness of the Company, no change in the capital stock of the Company (other than the exercise of stock options or warrants or conversion of debt or other convertible instruments outstanding as of such date) and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (d) there has not been any material adverse change, nor any development that could, individually or in the aggregate, result in a material adverse change in the condition (financial or other), business, prospects or results of operations of the Company and the Subsidiaries and P.C.s considered as a whole, whether or not arising in the ordinary course of business;

        (v) The Company, each of its Subsidiaries and each of the P.C.s have good and marketable title in fee simple to all real property and good and marketable title to all material items of personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Subsidiaries and the P.C.s; and any real property and buildings held under lease or sublease by the Company, any of the Subsidiaries or any of the P.C.s are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, such Subsidiaries or the P.C.s;

        (vi) The Company, each of its Subsidiaries and each of the P.C.s have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company, the Subsidiaries and the P.C.s taken as a whole;

        (vii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization"; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and regulations and conform to the description of the capital stock of the Company contained in the Prospectus; except as described in the Prospectus, there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Prospectus, there are no warrants, options or other similar rights to purchase any securities of the Company;

        (viii) All of the issued and outstanding shares of capital stock of each of the P.C.s have been duly and validly authorized and issued and are fully paid and nonassessable; and except otherwise set forth in the Prospectus, all outstanding shares of capital stock of each of the P.C.s are owned by the respective individuals set forth on Schedule IV free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances, except those in favor of the Company pursuant to agreements between the Company and such individual shareholders;

        (ix) The Securities to be sold by the Company pursuant to this Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Securities contained in the Prospectus;

        (x) The issue and sale of the Securities by the Company and the performance by the Company of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of the Subsidiaries or any of the P.C.s is a party or by which the Company, any of the Subsidiaries or any of the P.C.s is bound or to which any of the property or assets of the Company, any of the Subsidiaries or any of the P.C.s is bound or subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company (each as amended or restated to date, the "Charter" and "Bylaws", respectively) or the articles of incorporation or bylaws of any of the Subsidiaries or any of the P.C.s or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or any of the P.C.s or any of their properties or any of the Licenses (as defined below); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD");

        (xi) There are no legal or governmental proceedings pending to which the Company, any of its Subsidiaries or any of the P.C.s is a party or of which any property of the Company, any of its Subsidiaries or any of the P.C.s is the subject other than as set forth or contemplated in the Prospectus, that, if determined adversely to the Company, any of its Subsidiaries or any of the P.C.s, would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company or of the Company, the Subsidiaries and the P.C.s taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

        (xii) Arthur Andersen LLP, who have certified certain financial statements and related schedules included in the Registration Statement, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

        (xiii) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company comply in all material respects with the requirements of ERISA; no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation;

     and neither the Company nor any of its Subsidiaries have any liability under Title IV of ERISA, nor does the Company or any of its Subsidiaries expect that any such liability will be incurred, that if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company or of the Company and the Subsidiaries taken as a whole;

        (xiv) The consolidated financial statements of the Company, the Subsidiaries and the P.C.s, together with related notes, as set forth in the Registration Statement present fairly the financial position and the results of operations of the Company, its consolidated Subsidiaries and P.C.s at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein;

        (xv) The pro forma consolidated financial data of the Company and its consolidated subsidiaries and P.C.s and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

        (xvi) The Company, each of the Subsidiaries and each of the P.C.s have filed all federal, state and foreign income, franchise and excise tax returns required to be filed (or has received an extension with respect thereto), and have paid, or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith; to the best knowledge of the Company there is no tax deficiency that has been or might be asserted against the Company that could have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise), earnings or results of operations of the Company; and neither the Company nor any of its Subsidiaries has any liability (other than contractually assumed liabilities) for taxes imposed on the P.C.s that could have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise), earnings or results of operations of the Company;

        (xvii) None of the Company, any of the Subsidiaries or any of the P.C.s is in violation of any international, federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any international, federal or state law or regulation) or other waste products, which violation is reasonably likely to result in a material adverse effect on the financial condition or business operations or properties of the Company, the Subsidiaries and the P.C.s taken as a whole, and the Company, each of the Subsidiaries and each of the P.C.s have received all material permits, licenses or other approvals as may be required of them under applicable international, federal and state environmental laws and regulations to conduct their business as described in the Prospectus; and the Company, each of the Subsidiaries and each of the P.C.s are in compliance in all material respects with the terms and conditions of any such permit, license or approval; neither the Company nor any of the Subsidiaries or any of the P.C.s has received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq. or any state superfund law; and the disposal by the Company or any Subsidiary or P.C. of any of the Company's, each Subsidiary's and each P.C.s' hazardous substances, hazardous materials and other waste products has been lawful in all material respects;

        (xviii) No relationship, direct or indirect, exists between or among the Company, any of the Subsidiaries or any of the P.C.s, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, any of the Subsidiaries or any of the P.C.s on the other hand, that is required by the Act, or by the rules and regulations under such Act to be described in the Registration Statement and the Prospectus that is not so described;

        (xix) Neither the Company nor any of the Subsidiaries or P.C.s has taken and none of such entities will take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus filed with the Commission or the Prospectus or other materials, if any permitted by the Act;

        (xx) Each of the Company, the Subsidiaries and the P.C.s owns or possesses adequate licenses, copyrights, trademarks, service marks and trade names (collectively, "intellectual property") necessary to carry on its business as presently operated by it, except where the failure to own or possess any such intellectual property would not, individually or in the aggregate, have a material adverse effect on the Company, the Subsidiaries and the P.C.s taken as a whole, and neither the Company nor any of the Subsidiaries or the P.C.s has received any notice or has knowledge of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company, any of the Subsidiaries or any of the P.C.s therein and which infringement or conflict could have a material adverse effect on the Company, the Subsidiaries and the P.C.s taken as a whole;

        (xxi) The Company and its Subsidiaries and P.C.s carry or are entitled to the benefits of insurance in such amounts and covering such risks as, to the best of the Company's knowledge after due inquiry, is generally maintained by or on behalf of companies of established repute engaged in the same or similar business and as required by the Management Agreements, and all such insurance is in full force and effect;

        (xxii) The Company, each of the Subsidiaries and each of the P.C.s holds and are operating in compliance, in all material respects, with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of their respective businesses as presently being conducted ("Licenses") and all Licenses are valid and in full force and effect, and the Company, each of the Subsidiaries and each of the P.C.s are in compliance, in all material respects, with all laws, regulations, orders and decrees applicable to them; no event has occurred that allows, or after notice or lapse of time or both would allow, revocation, suspension or termination of any such License or a violation of any such laws or regulations, except where such revocation, suspension, termination or violation would not, individually or in the aggregate, have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company, the Subsidiaries and the P.C.s taken as whole; neither the Company nor any Subsidiary nor P.C. has received any notice of proceedings relating to the revocation or modification of any such License which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the financial position, shareholders' equity or results of operations of the Company, the Subsidiaries, and the P.C.s taken as a whole, except as described in or contemplated by the Prospectus; no such License contains a material restrictions on the Company or any of its Subsidiaries or P.C.s that is not adequately disclosed in the Registration Statement and the Prospectus;

        (xxiii) The Securities have been approved for quotation on The Nasdaq National Market, subject to notice of issuance;

        (xxiv) This Agreement has been duly authorized, executed and delivered by the Company;

        (xxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization;
     (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

        (xxvi) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company, a Subsidiary or a P.C. is a party constitute valid and binding agreements of such party and are in full force and effect, and neither the Company nor any of its Subsidiaries or P.C.s, nor to the best knowledge of the Company, any other party is in breach of or default under any such contracts, except for such defaults or breaches that would not individually or in the aggregate have a material adverse effect on the Company, the Subsidiaries and the P.C.s taken as a whole;

        (xxvii) No labor dispute with the employees of the Company or any of the Subsidiaries or P.C.s exists or, to the best of the Company's knowledge after due inquiry, is imminent;

        (xxviii) Except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company; and neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale, other than rights which have been waived or satisfied or have expired.;

        (xxix) The business conducted by the Company and the Subsidiaries and P.C.s and the contractual relationships between (A) the Company or any of the Subsidiaries or P.C.s and the health care payors with which they contract and (B) the Company or any of the Subsidiaries or P.C.s and the health care providers with which they contract, to the best knowledge of the Company after due inquiry (including the advice of counsel), do not violate any federal or state health care laws and regulations, or any federal or state patient confidentiality laws and regulations or any federal or state insurance laws and regulations (including but not limited to those governing health maintenance organizations and preferred provider organizations) in such jurisdictions in which the Company and any of the Subsidiaries or P.C.s are operating that are applicable to such business and such relationships, including those laws governing insurance risk and risk allocation, corporate practice of medicine or dentistry, medical practices, professional corporations, fee splitting, fraud and abuse and self-referral, except for violations that would not have a material adverse effect on the Company, the Subsidiaries and the P.C.s taken as a whole and except as disclosed in the Prospectus;

        (xxx) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of the Subsidiaries or P.C.s relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of the Subsidiaries or P.C.s, except as otherwise disclosed in the Registration Statement and the Prospectus;

          (xxxi) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

          (xxxii) Each officer and director of the Company, each Selling Shareholder and the holders of certain convertible debentures of the Company, which debentures will be converted into Common Stock effective upon the consummation of the offering of the Securities, has agreed in writing (the "Lock-up Agreements") that such person will not, for a period of 180 days from the date that the Registration Statement is declared effective by the Commission (the "Lock-up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Locked-up Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (a) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (b) if such person is an individual, to a member or members of his or her immediate family or to a trust the beneficiaries of which are exclusively the person and/or a member or members of his or her immediate family, provided that the transferees thereof agree in writing to be bound by the terms of this restriction, (c) with the prior written consent of Joseph Charles & Associates, Inc., or (d) in the case of James Gerken approximately 77,025 shares of Common Stock owned by him are not covered by his Lock-up Agreement; the foregoing restriction has been expressly agreed to preclude the holder of the Locked-up Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Locked-up Securities during the Lock-up Period, even if such Locked-up Securities would be disposed of by someone other than such holder; such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Locked-up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Locked-up Securities; such person has agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Locked-up Securities held by such person except in compliance with this restriction; the Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder; and the Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby; and

          (xxxiii) Neither the Company nor any of the Subsidiaries employ or supervises any of the dentists or dental hygienists who provide dental care to patients through P.C.s.

     (b) Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, the Underwriters and the Company, solely with respect to such Selling Shareholder, that:

          (i) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement, the Custody Agreement signed by or on behalf of such Selling Shareholder and American Securities Transfer & Trust, Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "Custody Agreement") or the Power of Attorney of such Selling Shareholder appointing certain individuals as such Selling Shareholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "Power of Attorney") in connection with the execution and delivery by or on behalf of such Selling Shareholder of this Agreement, the Custody Agreement and the Power of Attorney and for the sale and delivery of the Securities to be sold by such Selling Shareholder hereunder, except such as may be required under the Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the clearance of such offering with the NASD; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder;

          (ii) The sale of the Securities to be sold by such Selling Shareholder hereunder and the performance of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, loan agreement, guarantee or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholders;

          (iii) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement; such Selling Shareholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling

     Shareholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus; and such Selling Shareholder is not party to any outstanding option, warrant, right or other arrangement or arrangements requiring the Selling Shareholder at any time to transfer any shares to be sold under this Agreement by the Selling Shareholder, other than those described in the Registration Statement and the Prospectus;

          (iv) At such Delivery Date (as hereinafter defined) such Selling Shareholder will have good and valid title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, restrictions on transfer, community property rights, equities or claims (other than those imposed by the Act or under this Agreement); and, upon delivery of such Securities and payment therefor pursuant hereto, good and valid title to all of such Securities, free and clear of all liens, encumbrances, restrictions on transfer, community property rights, equities or claims, will be transferred to the Underwriters;

          (v) Each Selling Shareholder will not, for the Lock-up Period effect a Disposition of any Locked-up Securities now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (a) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (b) if such person is an individual, to a member or members of his or her immediate family or to a trust the beneficiaries of which are exclusively the person and/or a member or members of his or her immediate family, provided that the transferees thereof agree in writing to be bound by the terms of this restriction, (c) with the prior written consent of Joseph Charles & Associates, Inc., or (d) in the case of James Gerken approximately 77,025 shares of Common Stock owned by him are not covered by his Lock-up Agreement; the foregoing restriction has been expressly agreed to preclude the holder of the Locked-up Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Locked-up Securities during the Lock-up Period, even if such Locked-up Securities would be disposed of by someone other than such holder; such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Locked-up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Locked-up Securities; such person agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Locked-up Securities held by such person except in compliance with this restriction; the Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder; and the Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby;

          (vi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

          (vii) All information furnished by or on behalf of such Selling Shareholder relating to such Selling Shareholder and the Selling Shareholder Shares for use in connection with the preparation of the Registration Statement or set forth in the Registration Statement or the Prospectus is, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Delivery Date was or will be, true, correct and complete, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Delivery Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading; without taking any action to verify independently the statements made in any Preliminary Prospectus, the Registration Statement or the Prospectus, and without assuming responsibility for the accuracy, completeness or fairness of such statements, the Prospectus and any supplements thereto (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) will not contain any untrue statement of a material fact regarding the Selling Shareholder or omit to state a material fact regarding the Selling Shareholder required to be stated therein or necessary in order to make the statements therein regarding the Selling Shareholder, in light of the circumstances under which they were made, not misleading; and the Selling Shareholder is not aware of any material misstatement in or omission from the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or of any material adverse information regarding the business or operations of the Company or its subsidiaries which is not set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not then in existence, in the most recent Preliminary Prospectus)

          (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, with respect to the transactions herein contemplated, such Selling Shareholder agrees to deliver to you prior to or at the First Delivery Date (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (ix) Such Selling Shareholder specifically agrees that the Securities are subject to the interests of the Underwriters hereunder; such Selling Shareholder agrees that its obligations hereunder shall not be terminated by operation of law, whether by death or incapacity, liquidation or dissolution, or by the occurrence of any other event that is not by the terms of this Agreement a condition to such Selling Shareholder's obligations hereunder;

          (x) This Agreement has been duly executed and delivered by or on behalf of each Selling Shareholder;

          (xi) The Custody Agreement of such Selling Shareholder has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms and certificates in negotiable form for all Shares to be sold by such Selling Shareholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Shareholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder;

          (xii) The Power of Attorney of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Shareholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Shareholder's behalf this Agreement, the Custody Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement;

          (xiii) Such Selling Shareholder does not believe that any of the representations and warranties of the Company contained in Section 1(a) hereof are not true and correct in all material respects;

          (xiv) Each certificate signed by or on behalf of such Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby;

          (xv) Any information furnished to Berliner Zisser Walter & Gallegos, P.C., counsel to the Underwriters, by or on behalf of such Selling Shareholder in order to obtain the clearance of the Offering with the National Association of Securities Dealers, Inc. is true, correct and complete; and

          (xvi) Such Selling Shareholder will immediately notify the Attorneys-in-Fact of the occurrence of any event which shall cause the representations, warranties and agreements herein contained not to be true and correct and in full force and effect at the effective date of the Registration Statement or on a Delivery Date as appropriate.

2.   PURCHASE AND SALE.

     Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders, severally and not jointly, agree to sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $_____, the number of Firm Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company and certain of the Selling Shareholders agree, severally and not jointly, as set forth in Schedule II hereto, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and certain of the Selling Shareholders, at the purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional securities) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the maximum number of the Optional Securities that all of the Underwriters are entitled to purchase.

     The Company and certain of the Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grants, severally and not jointly, to the Underwriters an option to purchase at their election an aggregate of up to 315,000 Optional Securities, as more particularly set forth in Schedule II hereto, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities shall be made in proportion to the maximum number of Optional Securities to be sold by the Company and the Selling Shareholders as set forth in Schedule II hereto. Any such election to purchase Optional Securities may be exercised no more than once by written notice from you to the Company and the Selling Shareholders, given within a period of 45 days after the date of this Agreement, setting forth the aggregate amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered and payment therefor is to be made, as determined by you but in no event earlier than the First Delivery Date (as defined in Section 4 hereof) or, unless you otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice; provided that if such notice is delivered after noon, Richmond, Virginia time, the date for delivery of the Optional Securities and payment therefor shall be no earlier than three business days after the date of such notice.

3.   OFFERING BY THE UNDERWRITERS.

     Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.   DELIVERY AND PAYMENT.

     Certificates in definitive form for the Securities to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Wheat, First Securities, Inc. may request upon at least two business days' prior notice to the Company or any Selling Shareholder, as applicable, shall be delivered by or on behalf of the Company or such Selling Shareholder, as applicable, to Joseph Charles & Associates, Inc., for the account of each Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor. Payment of the purchase price for the Securities shall be made by wire transfer of immediately available funds to an account designated by the Company and to an account designated by the Selling Shareholders all at the offices of Joseph Charles & Associates, Inc., 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., California time, on ______________ or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 10:00 a.m., California time, on the date specified by you in the written notice given by you (consistent with Section 2 hereof) of the Underwriters' election to purchase such Optional Securities, or at such other time and date as you, the Company and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Delivery Date," such time and date for delivery of the Optional Securities, if not the First Delivery Date, is herein called the "Second Delivery Date," and each such time and date for delivery is herein called a "Delivery Date." Such certificates will be made available for checking and packaging at least 24 hours prior to each Delivery Date at the offices of Joseph Charles & Associates, Inc. at the address set forth above or such other location designated by the Underwriters to the Company and the Selling Shareholders.

5.   AGREEMENTS OF THE COMPANY.

     The Company agrees with the Underwriters:

     (a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus (or a term sheet as permitted by Rule 434(c)) pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no amendment or supplement to the Registration Statement or Prospectus prior to any Delivery Date which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such actions as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish the Underwriters with copies of the Registration Statement and the Prospectus in such quantities as you may from time to time reasonably request during such period following the date hereof that a prospectus is required to be delivered in connection with offers or sales of Securities, and, if the delivery of a prospectus is required during this period and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus to comply with the Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

          (d) As soon as practicable, to make generally available to its shareholders (within the meaning of Rule 158 under the Act) and to deliver to you, an earnings statement of the Company, conforming with the requirements of Section 11(a) of the Act and Rule 158 under the Act, covering a period of at least 12 months beginning after the effective date of the Registration Statement;

          (e) For a period of 180 days from the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company without the prior written consent of Joseph Charles & Associates, Inc. (other than (i) 1,000,000 shares of Common Stock to be used as consideration in connection with the acquisition of practices if the recipients of such shares agree to be bound by the provisions of this
     Section 5(e) until 180 days after the date hereof, and (ii) the Securities to be sold by the Company hereunder or pursuant to employee stock option plans or pursuant to options, warrants or rights outstanding on the date of this Agreement or granted hereafter pursuant to the Birner Dental Management Services, Inc. 1995 Employee Stock Option Plan or the Birner Dental Management Services, Inc. 1995 Stock Option Plan for Managed Dental Centers so long as such options are not exercisable within 180 days after the date hereof);

          (f) During a period of five (5) years after the date hereof, to furnish to you and, upon request, to each of the other several Underwriters hereunder, (i) copies of all reports or other communications (financial or other) furnished to shareholders, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, and (iii) such additional publicly available information concerning the business and financial condition of the Company, if any, as you may reasonably request;

          (g) To apply the net proceeds from the sale of the Securities for the purposes set forth in the Prospectus; and

          (h) To file Form SR in conformity with the requirements of the Act and the Rules and Regulations.

6.        PAYMENT OF EXPENSES.

          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Selling Shareholders' counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing any Agreement Among Underwriters, this Agreement, the Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Securities; (v) the cost of preparing stock certificates; (vi) the costs or expenses of any transfer agent or registrar; (vii) all road show costs and expenses; (viii) the cost of advertising the offering in the national edition of the Wall Street Journal, such costs not to exceed $20,000; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section 6, Section 8 and
Section 11 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

     In addition to the foregoing expenses, the Company shall at the First Delivery Date pay to you the balance of a non-accountable expense allowance equal to 2.75% of the gross proceeds of the offering of the Firm Securities, of which $10,000 has been paid. In the event all or any portion of the Optional Securities are purchased, the Company shall pay to you at the Second Delivery Date and each subsequent Delivery Date an additional amount equal to 2.75% of the gross proceeds of the offering of the Optional Securities. In the event the transactions contemplated hereby are not consummated for any reason, the Company shall be liable for your actual accountable out-of-pocket expenses (with credit given to the $10,000 paid), in accordance with Section 11 hereof; provided however, that any portion of the $10,000 paid by the Company that has not been utilized by you in connection with the offering on an accountable basis shall be refunded by you to the Company.

7.        CONDITIONS TO OBLIGATIONS OF UNDERWRITERS.

          The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Delivery Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and each of the Selling Shareholders herein are, at and as of such Delivery Date, true and correct, the condition that the Company and each of the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) Berliner Zisser Walter & Gallegos, P.C., counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Delivery Date, with respect to the incorporation of the Company, the validity of the Securities being issued at such Delivery Date, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Holland & Hart LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Delivery Date, in form reasonably satisfactory to you, to the effect set forth in Exhibit A attached hereto.
                                                     ---------

     Such opinion may be furnished subject to such stated assumptions, limitations and qualifications as shall be reasonably acceptable to Alston & Bird LLP, counsel for the Underwriters.

     (d) Jones & Keller, P.C., counsel for the Selling Shareholders, shall have furnished to you its written opinion, dated such Delivery Date, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B.
     ---------

     Such opinion may be furnished subject to such stated assumptions, limitations and qualifications as shall be reasonably acceptable to Alston & Bird LLP, counsel for the Underwriters.

     (e) At 10:00 a.m., California time, on the date of this Agreement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Delivery Date, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company and its Subsidiaries contained in the Registration Statement and the Prospectus;

     (f) (i) Neither the Company nor any of the Subsidiaries or the P.C.s shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the outstanding capital stock (other than the exercise of stock options or warrants or conversion of debt or other convertible instruments outstanding as of such date) or long-term debt of the Company or any of the Subsidiaries or the P.C.s or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company or any of the Subsidiaries or the P.C.s otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated by the Prospectus;

          (g) There shall not have occurred any of the following: (i) a suspension or material limitation in trading of any of the securities of the Company on the Nasdaq National Market; (ii) any United States federal or state statute, regulation, rule or order of any court, legislative body, agency or other governmental authority shall have been enacted, published, decreed or promulgated or any proceeding or investigation shall have been commenced which, in your reasonable judgment, materially and adversely affects the business or operations of the Company; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if any such event specified in this clause (iii) would have such a materially adverse effect, in your reasonable judgment, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated in the Prospectus; or (v) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment, makes it inadvisable to proceed with the payment for and delivery of the Securities;

          (h) The Company shall have furnished to you copies of Lock-up Agreements in form and content reasonably satisfactory to you; and

          (i) The Company and each of the Selling Shareholders shall have furnished or caused to be furnished to you at such Delivery Date certificates of officers of the Company and each of the Selling Shareholders reasonably satisfactory to you as to the accuracy of the respective representations and warranties of the Company and each of the Selling Shareholders herein at and as of such Delivery Date, as to the performance by the Company and each of the Selling Shareholders of all of their obligations hereunder to be performed at or prior to such Delivery Date, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

          (j) The Company shall have executed and delivered to Joseph Charles & Associates, Inc. a financial consulting agreement (the "Consulting Agreement") whereby the Company will retain Joseph Charles & Associates, Inc. as a financial consultant for a period of two years following the First Delivery Date for a fee of $3,000 per month. Such fees, which in the aggregate shall total $72,000, shall be paid in full on the First Delivery Date.

8.   INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company will indemnify and hold harmless each Underwriter, each of its officers and directors and affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters through you expressly for use therein; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) Subject to subsection (f) of this Section, each of the Selling Shareholders severally and not jointly will indemnify and hold harmless each Underwriter, each of its officers and directors and affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, however, that a

     Selling Shareholder will only be liable for information furnished in writing by or on behalf of such Selling Shareholder expressly for use in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto; provided, further, that none of the Selling Shareholders shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters through you expressly for use therein; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          (c) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Selling Shareholder and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director or officer of the Company, any Selling Shareholder or any such controlling person of the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company and any Selling Shareholder for any legal or other expenses reasonably incurred by the Company and the Selling Shareholder in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. The Company and each of the Selling Shareholders acknowledge that the statements set forth in the last paragraph immediately preceding your names on the cover page, the last paragraph on the inside front cover page and the first, second, third, seventh and ninth paragraphs under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

          (d)    Promptly after receipt by an indemnified party under subsection
     (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties unless such firm of attorneys shall have reasonably concluded that one or more indemnified parties has actual differing interests with other indemnified parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement entered into without its written consent (which consent will not be unreasonably withheld).

          (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each of the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting the total underwriting discount, but before deducting expenses) received by the Company and each of the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). Except in the event that the indemnified party failed to give the notice required under subsection (d) above, the amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this subsection (e) are several in proportion to their respective underwriting obligations and not joint.

          (f)    The liability of each of the Selling Shareholders under this
     Section 8 shall be limited to an amount equal to the initial public offering price less the underwriting discount of the Securities sold by such Selling Shareholder to the Underwriters.

     (g) The obligations of the Company and each of the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and such Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.   DEFAULT OF UNDERWRITERS.

     (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at a Delivery Date, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Securities, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Securities, you or the Company and the Selling Shareholders shall have the right to postpone such Delivery Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion, exercised in consultation with Alston & Bird LLP, may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at such Delivery Date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder at such Delivery Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities that such Underwriter agreed to purchase hereunder at such Delivery Date) of the share of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Securities that remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at such Delivery Date, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriters or the Company and the Selling Shareholders, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE.

     The respective indemnities, agreements, representations, warranties and other statements of the Company, each of the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company or each of the Selling Shareholders, and shall survive delivery of and payment for the Securities.

11.  TERMINATION AND PAYMENT OF EXPENSES.

     If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor any of the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but if for any other reason any Securities are not delivered by or on behalf of the Company or any of the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but neither the Company nor any of the Selling Shareholders shall then be under further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

12.  REPRESENTATIVE'S WARRANTS.

     On the First Delivery Date, the Company will issue to the Representative, for consideration of $100.00 and upon the terms and conditions set forth in the form of Representative's Purchase Option filed as an exhibit to the Registration Statement, a Representative's Purchase Option, (the "Representative's Purchase Option") to purchase an aggregate of 210,000 shares of Common Stock. In the event of conflict in the terms of this Agreement and the Representative's Purchase Option, the language of the Representative's Purchase Option shall control.

13.  NOTICES.

     In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

     All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to Joseph Charles & Associates, Inc. at 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California 90212, Attention: Corporate Finance Department (telecopier number (310) 859-2877); if to any of the Selling Shareholders or the Company shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex, or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: _____________ (telecopier number ____________, with a copy (which shall not constitute notice) to Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, Colorado 80202,
Attention: Dennis M. Jackson, Esq. (telecopier number (303) 295-8261); provided, however, that any notice to any Underwriter pursuant to Section 8 hereof shall be delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to such Underwriter at its address set forth in the Underwriters' Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.  SUCCESSORS.

     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, each of the Selling Shareholders and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each of the Selling Shareholders and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.  TIME OF THE ESSENCE.

     Time shall be of the essence in this Agreement.

16.  BUSINESS DAY.

     As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

17.  APPLICABLE LAW.

     This Agreement shall be construed in accordance with the laws of the State of New York.

18.  CAPTIONS.

     The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

19.  COUNTERPARTS.

     This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which will be submitted to the Company and each of the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                            Very truly yours,

                            BIRNER DENTAL MANAGEMENT SERVICES, INC.

                            By:_________________________________________________
                               Frederic W.J. Birner
                               Chairman of the Board and Chief Executive Officer

                            SELLING SHAREHOLDERS


                            By:_________________________________________________
                               Attorney-in-Fact for the Selling Shareholders named in Schedule II hereto

Accepted as of the date hereof
at Beverly Hills, California:

JOSEPH CHARLES & ASSOCIATES, INC.
Representative of the Underwriters


By:  _____________________________
     Name:________________________
     Title:_______________________

                                                                       EXHIBIT A
                                                                       ---------

                       Opinion of Counsel to the Company
                       ---------------------------------


1. The Company, each of its Subsidiaries and each of the P.C.s have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Prospectus;

2. The Company, each of its Subsidiaries and each of the P.C.s have been duly qualified as foreign corporations for the transaction of business and are in good standing under the laws of every other jurisdiction in the United States in which they own or lease properties, or conduct any business, so as to require such qualification, except where the failure to so qualify will not result in a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company, the Subsidiaries and the P.C.s taken as a whole (such opinion may be based solely upon certificates of authority or qualification issued in such jurisdictions to such effect);

3. The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization," and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock contained in the Prospectus; except as described in the Prospectus, there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company pursuant to the Company's Articles of Incorporation or Bylaws or Colorado law, and to such counsel's knowledge, the Company has not granted any preemptive or other similar rights to subscribe for or to purchase any securities of the Company that have not been waived; except as described in the Prospectus, there are no warrants, options or similar rights to purchase any securities of the Company;

4. The Securities have been duly and validly authorized, and the Securities being issued as of such Delivery Date, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, and fully paid and nonassessable and will conform to the description of the Securities contained in the Prospectus as amended or supplemented;

5. To such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries or any of the P.C.s is a party or of which any property of the Company or any of the Subsidiaries or the P.C.s is the subject, other than as set forth or contemplated in the Prospectus, that, if determined adversely to the Company or any of its Subsidiaries or the P.C.s, would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company, the Subsidiaries and P.C.s taken as a whole, and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

6. The issue and sale of the Securities being issued at such Delivery Date by the Company and the performance of this Agreement by the Company and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument listed on Exhibit A thereto (such list to include only those material contracts or documents filed as exhibits to the Registration Statement) nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or the articles of incorporation or the bylaws of any of the Subsidiaries or the P.C.s or of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or the P.C.s or any of their properties; provided, however, that such opinion need not address state securities or Blue Sky laws or, except to the extent of matters discussed elsewhere in this opinion, the federal securities laws;

7. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities by the Company or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc.;

8. The Registration Statement, as of its effective date, and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Delivery Date, as of the date thereof, (other than the financial statements and notes thereto, related schedules and other statistical and financial information contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. In addition, while such counsel need not check the accuracy and completeness of, or otherwise verify or pass upon or assume any responsibility for the accuracy or completeness of, the statements contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, such counsel shall state that (a) in the course of its review and discussion of the contents of the Registration Statement and the Prospectus with certain directors, officers and employees of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, nothing has come to its attention that has caused it to believe (i) that the Registration Statement, as of its effective date, any further amendment to the Registration Statement made by the Company prior to such Delivery Date, as of the date thereof, the Prospectus, as of the date thereof, and any further amendment or supplement to the Prospectus made by the Company prior to such Delivery date, as of the date thereof (in each case other than the financial statements and notes thereto, related schedules and other statistical and financial information contained therein, as to which such counsel did not express any opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) that the Registration Statement and the Prospectus, as amended and supplemented prior to such Delivery Date, as of such Delivery Date (other than the financial statements and notes thereto, related schedules and other statistical and financial information contained therein, as to which such counsel need not express any opinion), contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) such counsel does not know of any legal or governmental proceedings or of any contracts or other documents of a character required to be described in the Registration Statement or the Prospectus required to be filed as an exhibit to the Registration Statement that are not filed or described as required;

9. The descriptions in the Registration Statement and Prospectus under the captions "Risk Factors - Government Regulation," "Risk Factors - Risks of Becoming Subject to Licensure," "Risk Factors - Risks Associated with Non-Competition Covenants and Other Arrangements with Managing Dentists," "Risk Factors - Shares Eligible for Future Sale; Fluctuations in Market Price," "Business - Government Regulation," "Shares Eligible for Future Sale" and "Item 14. Indemnification of Officers and Directors" of statutes and contracts and other documents are accurate and fairly present the information required to be shown;

10. This Agreement, the Representatives Purchase Option and the Consulting Agreement have been duly authorized, executed and delivered by the Company;

11. The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

12.  The Common Stock has been approved for listing on the Nasdaq National
     Market;

13. As of the Closing Date, to the best knowledge of such counsel, the business conducted by the Company (as described in the Prospectus), the Subsidiaries and the P.C.s and the material contractual relationships between (A) the Company, any of its Subsidiaries or the P.C.s and the health care payors with which it contracts and between (B) the Company, any of the Subsidiaries or the P.C.s and the health care providers with which it contracts do not violate any federal or state health care laws and regulations in such jurisdictions in which the Company, any of the Subsidiaries are doing business that are applicable to such business and such relationships, including those laws governing insurance risk, risk allocation, corporate practice of medicine or dentistry, professional corporations, fee splitting, client confidentiality fraud and abuse and self-referral except for violations that would not have a material adverse effect on the Company, the Subsidiaries and the P.C.s taken as a whole;

14. To such counsel's knowledge after due inquiry, the Company, the Subsidiaries, and the P.C.s possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for the certificates, authorizations, licenses and permits the failure to so possess would not singly or in the aggregate have a material adverse effect on the financial position Shareholders' equity or results of operations of the Company, the Subsidiaries, and the P.C.s taken as a whole and, to such counsel's best knowledge neither the Company nor any such Subsidiary or P.C. has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, individually or in the aggregate, if the subject or an unfavorable decision, ruling or finding, would result in a material adverse effect, except as described in or contemplated by the Prospectus;

15. The information in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms of certificates evidencing the Common Stock and filed as exhibits to the Registration Statement comply with Colorado law; and

16. To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company; and neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale, other than rights which have been waived or satisfied or have expired.

                                                                       EXHIBIT B
                                                                       ---------

                Opinion of Counsel to the Selling Shareholders
                ----------------------------------------------


1. This Agreement has been duly executed and delivered by or on behalf of each Selling Shareholder;

2. The sale of the Securities to be sold by each Selling Shareholder hereunder and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute or agreement to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or any statute, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Shareholder or such Selling Shareholder's property; provided, however, that such opinion need not address state securities or Blue Sky laws or, to the extent of matters discussed in paragraph 9 of Exhibit A above, the federal securities laws;

3. No consent, approval, authorization or order of any court or governmental agency or body is required for the sale of securities by the Selling Shareholders and the consummation by the Selling Shareholders of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Securities by the Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc.;

4. Upon delivery of and payment for the Securities to be sold by the Selling Shareholders as contemplated by the Agreement, each of the Underwriters that has acquired any of such Securities from the Selling Shareholders in good faith and without notice of any adverse claim within the meaning of the Colorado Uniform Commercial Code will acquire such Securities on such Delivery Date free of any adverse claim;

5. Each Selling Shareholder which is not a natural person has full right, power and authority to enter into and to perform its obligations under the Power of Attorney and Custody Agreement to be executed and delivered by it in connection with the transactions contemplated herein; the Power of Attorney and Custody Agreement of each Selling Shareholder that is not a natural person has been duly authorized by such Selling Shareholder; the Power of Attorney and Custody Agreement of each Selling Shareholder has been duly executed and delivered by or on behalf of such Selling Shareholder; and the Power of Attorney and Custody Agreement of each Selling Shareholder constitutes the valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

6. Each of the Selling Shareholders has full right, power and authority to enter into and to perform its obligations under this Agreement and to sell, transfer, assign and deliver the Shares to be sold by such Selling Shareholder hereunder; and

7. This Agreement has been duly authorized by each Selling Shareholder that is not a natural person and has been duly executed and delivered by or on behalf of each Selling Shareholder.

                                  SCHEDULE I

                                                             Optional Securities
                                                             to be Purchased if
                                           Firm Securities     Maximum Option
                   Underwriter             to be Purchased        Exercised
                   -----------             ---------------   -------------------
Joseph Charles & Associates, Inc...........

               Total...................

                                 SCHEDULE II

                                                           Number of Optional
                                    Total Number of         Securities to be
                                    Firm Securities         Sold if Maximum
                                      to be Sold            Option Exercised
                                    ---------------        ------------------
The Company.......................

The Selling Shareholders:

                 Total............

                                 SCHEDULE III

            SUBSIDIARIES OF BIRNER DENTAL MANAGEMENT SERVICES INC.
            ------------------------------------------------------


                                                State or Country
      NAME OF SUBSIDIARY                        of Incorporation
      ------------------                        ----------------



                                  SCHEDULE IV

                           PROFESSIONAL CORPORATIONS
                           -------------------------

                     NAME                    OWNER
                     ----                    -----